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                              ACCOUNTANT'S CONSENT

                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statements of Interneuron Pharmaceuticals, Inc. on Form S-8 (File Nos. 33-58742, 33-76652, 33-94730, 33-94736, 333- 40315 and 333-48911) and on Form S-3
(33-75826, 333-1273 and 333-18001) of our report dated December 8, 1998 on our audits of the consolidated financial statements of Interneuron Pharmaceuticals, Inc. as of September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998, which report is included in the Annual Report on Form 10-K of Interneuron Pharmaceuticals, Inc. for the fiscal year ended September 30, 1998. We also consent to the reference to us under the heading "Selected Financial Data" in such Form 10-K. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data".


PricewaterhouseCoopers LLP

Boston, Massachusetts
December 29, 1998